SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary information statement
[x] Definitive information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

Medical Information Technology, Inc.
(Name of Registrant as Specified in Its Charter)

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MEDICAL INFORMATION TECHNOLOGY, INC.
MEDITECH Circle
Westwood, Massachusetts 02090
781-821-3000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Medical Information Technology, Inc.:

A Special Meeting of Shareholders of Medical Information Technology, Inc. (MEDITECH) will be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts, on Monday, September 20, 2004 at 8:30am for the following purposes:

  to consider and act upon a proposal to amend MEDITECH's Articles of Organization to increase the authorized common stock, par value $1.00 per share, from 35,000,000 to 40,000,000 shares, and to consider and act upon a proposal to amend MEDITECH's Articles of Organization to eliminate the authorized Class A and Class B preferred stock.
The Board of Directors has fixed the close of business on August 27, 2004 as the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting. Only Shareholders of record of MEDITECH common stock, par value $1.00 per share, at that time will be entitled to notice of, and to vote at, the Special Meeting of Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
August 30, 2004

MEDICAL INFORMATION TECHNOLOGY, INC. INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON THE 20th DAY OF SEPTEMBER, 2004

GENERAL INFORMATION

This Information Statement is furnished in connection with the Special Meeting of Shareholders of Medical Information Technology, Inc. (MEDITECH) to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts, on Monday, September 20, 2004 at 8:30am, and any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders.

RECORD DATE

The Notice of Special Meeting of Shareholders and this Information Statement are first being furnished to Shareholders of MEDITECH on August 30, 2004. The Board of Directors has fixed the close of business on August 27, 2004 as the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting. Only Shareholders of record of MEDITECH common stock, par value $1.00 per share, at that time will be entitled to notice of, and to vote at, the Special Meeting of Shareholders. There were 34,434,544 shares of MEDITECH common stock issued and outstanding as of the Record Date, and each such share is entitled to one vote at the Special Meeting of Shareholders.

QUORUM

A quorum is necessary to hold a valid meeting. A majority of the outstanding shares of MEDITECH common stock, present in person, constitutes a quorum. If you attend the Special Meeting, your shares will be counted as part of the quorum whether or not you cast a vote.

PROPOSAL ONE: TO AMEND MEDITECH'S ARTICLES OF ORGANIZATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 35,000,000 TO 40,000,000 SHARES

The Board of Directors has voted to amend MEDITECH's Articles of Organization to increase the number of authorized shares of common stock, par value $1.00, from 35,000,000 to 40,000,000 shares subject to the approval of the Shareholders. The affirmative vote of the holders of a majority of the shares of common stock outstanding is required to approve this amendment.

Of the 35,000,000 shares of common stock currently authorized, 34,434,544 shares are outstanding, leaving 565,456 shares available for future issuance. Subject to the approval of the Shareholders, the Board of Directors has approved an amendment to MEDITECH's Articles of Organization to increase the authorized common stock. The primary purpose of the increase in the authorized common stock is for MEDITECH to have shares available for future issuance to staff members and future contribution to the MEDITECH Profit Sharing Trust, although MEDITECH has no current plans, proposals or arrangements to issue any of the newly authorized shares. No other purposes involving the newly authorized shares of common stock are currently contemplated, although the Board of Directors may decide to issue shares for other lawful purposes in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL ONE.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL TWO: TO AMEND MEDITECH'S ARTICLES OF ORGANIZATION TO ELIMINATE THE AUTHORIZED CLASS A AND CLASS B PREFERRED STOCK

The Board of Directors has voted to amend MEDITECH's Articles of Organization to eliminate the authorized Class A and Class B preferred stock, subject to the approval of the Shareholders. The affirmative vote of the holders of a majority of the shares of common stock outstanding is required to approve this amendment.

As described below under DESCRIPTION OF CAPITAL STOCK, the Class A and Class B preferred stock were issued to an investor in financing transactions in the 1970's and have terms and conditions which reflect the specific economic and business terms of those financing transactions. There are currently no shares of preferred stock outstanding, and the Board of Directors has no intention to issue any shares of Class A or Class B preferred stock in the future. Accordingly, the Board of Directors has approved an amendment to MEDITECH's Articles of Organization to eliminate the Class A and Class B preferred stock, subject to the approval of the Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL TWO.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF CAPITAL STOCK

MEDITECH's authorized capital stock currently consists of 1,120 shares of Class A preferred stock, 3,000 shares of Class B preferred stock and 35,000,000 shares of common stock. No other class of capital stock is authorized. If Proposals One and Two described above are approved by the Shareholders and upon the filing of the appropriate documents with the Massachusetts Secretary of State, MEDITECH's authorized capital stock will consist solely of 40,000,000 shares of common stock.

At MEDITECH's founding in 1969 convertible debentures were issued for up to $500,000 of venture capital. In 1972 1,120 shares of Class A preferred stock were issued for $525,000 of additional venture capital. In 1973 2,040 shares of Class B preferred stock were issued in exchange for the then outstanding convertible debentures of $340,000. In 1977 MEDITECH repurchased all outstanding Class A and B preferred stock. At June 30, 2004, there were no outstanding shares of preferred stock, and there have not been any outstanding shares of preferred stock since 1977.

At June 30, 2004, there were 1,284 Shareholders of record of MEDITECH common stock and 34,434,544 shares outstanding. No trading market exists for MEDITECH common stock, and accordingly no high and low bid information or quotations are available. MEDITECH sold 213,221 newly issued shares at $26.00 per share during March 2004 pursuant to the 2004 Stock Purchase Plan. Also the MEDITECH Profit Sharing Trust purchased from existing Shareholders 2,750 shares during February 2004, 2,050 shares during March 2004 and 3,400 shares during May 2004, all at $26.00 per share. It also purchased from existing Shareholders 1,260 shares during June 2004, 3,600 shares during July 2004 and 665 shares during August 2004, all at $27.00 per share.

MEDITECH acts as the transfer agent and registrar for its common stock.

The following information relates to shareholder rights contained in MEDITECH's Articles of Organization and By-laws.

VOTING: Shareholders of MEDITECH common stock have one vote per share. Shareholders are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class.

QUORUM: Holders of a majority of all shares of common stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

DIVIDENDS: Holders of common stock ratably receive any dividends declared by MEDITECH's Board of Directors, subject to the preferential rights of any preferred stock then outstanding. Dividends may be paid to shareholders in cash or common stock. MEDITECH has paid quarterly cash dividends on its common stock continuously since 1980.

LIQUIDATION OR DISTRIBUTION OF ASSETS: In the event of a liquidation, dissolution, winding up, or distribution of assets of MEDITECH, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of common stock. Under MEDITECH's current Articles of Organization, if any shares of Class A or Class B preferred stock were issued in the future and were outstanding at the time of any such distribution of assets, holders of Class A preferred would be entitled to receive an amount equal to $468.75 per share and holders of Class B preferred would be entitled to receive an amount equal to $43.00 per share, in preference to shareholders of any other class of stock of MEDITECH then outstanding. If Proposal Two described above is approved by the Shareholders and upon the filing of the appropriate document with the Massachusetts Secretary of State, this liquidation preference in favor of the Class A and Class B preferred stock will be eliminated.

OTHER RIGHTS: No shares of common stock are subject to conversion rights or redemption or sinking fund provisions or have preemptive or other subscription rights. Under MEDITECH's current Articles of Organization, if any shares of Class A or Class B preferred stock were issued in the future, such outstanding shares of Class A and Class B preferred stock would be convertible into shares of common stock at the rate of fifty shares of common stock for each share of Class A or Class B preferred stock. If Proposal Two described above is approved by the Shareholders and upon the filing of the appropriate document with the Massachusetts Secretary of State, this conversion right in favor of the Class A and Class B preferred stock will be eliminated.
MEDITECH's Articles of Organization provide that the sale, assignment, transfer, pledge or other disposition of any MEDITECH common stock by a shareholder is subject to right of first refusal restrictions. This provision may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by MEDITECH's Board of Directors, including takeovers which particular shareholders may deem to be in their best interests.

MEDITECH's Articles of Organization provide that MEDITECH will indemnify each of its directors and officers (including persons who act at its request as directors or officers of another organization of which MEDITECH owns shares or is a creditor) against all liabilities and expenses incurred in any action, suit, or proceeding except no indemnification shall be provided to a director or officer with respect to a matter as to which it shall have been adjudicated in any proceeding that such director or officer did not act in good faith in the reasonable belief his or her action was in MEDITECH's best interests.

MEDITECH is subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction which resulted in the shareholder becoming an interested shareholder, unless:

prior to the date the shareholder became an interested shareholder, MEDITECH's Board of Directors approves the business combination or the transaction which results in the shareholder becoming an interested shareholder; or

the interested shareholder acquires at least 90% of MEDITECH's outstanding voting stock, excluding shares held by certain of MEDITECH's directors who also serve as officers of MEDITECH and by certain employee stock plans, at the time it becomes an interested shareholder; or

the business combination is approved by both MEDITECH's Board of Directors and the holders of two-thirds of MEDITECH's outstanding voting stock at a Meeting of Shareholders, excluding shares held by the interested shareholder.
Chapter 110F defines the term business combination to include a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholder. An interested shareholder is generally a person who, together with affiliates and associates, owns, or within the last three years owned, 5% or more of a corporation's voting stock.

MEDITECH is also subject to Chapter 110D of the Massachusetts General Laws, entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any shareholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of the corporation after June 26, 1987 from persons other than the corporation, may not vote stock owned in excess of 20% unless so authorized by a vote of the shareholders of the corporation.

Chapter 110F and Chapter 110D make it more difficult for an interested shareholder to effect various business combinations with a Massachusetts corporation. A Massachusetts corporation may "opt out" of Chapter 110F and/or Chapter 110D with an express provision in its original Articles of Organization or an express provision in its Articles of Organization or By-laws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither MEDITECH's Articles of Organization nor By-laws contain any such exclusion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of August 27, 2004 with respect to the shares of common stock beneficially owned by each person known by MEDITECH to own more than 5% of MEDITECH's outstanding common stock, each Director of MEDITECH, the Chief Executive Officer of MEDITECH, each of the other four most highly compensated executive officers for the most recent fiscal year and all Directors and Officers of MEDITECH as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of Shareholder, Director or Executive Officer	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock

A. Neil Pappalardo*	12,832,282	37.27%
Morton E. Ruderman	5,494,469	15.96%
MEDITECH Profit Sharing Trust*	3,909,782	11.35%
Curtis W. Marble	3,500,000	10.16%
Grossman Group	2,061,144	5.99%
Lawrence A. Polimeno	981,366	2.85%
Edward B. Roberts	975,110	2.83%
Roland L. Driscoll	528,000	1.53%
Howard Messing	300,000	0.87%
Edward G. Pisinski	299,000	0.87%
Barbara A. Manzolillo	205,000	0.60%
L. P. Dan Valente	85,000	0.25%
15 Directors and Officers as a Group*	22,057,777	64.06%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore is entitled to vote its 3,909,782 shares. Likewise the number of shares indicated for the 15 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

OTHER INFORMATION

MEDITECH is required to comply with the informational requirements of the Securities Exchange Act of 1934 and to file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549. You may also obtain copies at the prescribed rates from the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site which contains reports, proxy and information statements and other information regarding issuers like MEDITECH which file electronically with the SEC. You may access the SEC's web site at http://www.sec.gov.

By Order of the Board of Directors,

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
August 30, 2004